UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 4, 2003

TECHNICAL OLYMPIC USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23677	76-0460831

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4000 Hollywood Blvd., Suite 500-N Hollywood, Florida	33021

(Address of principal executive offices)	(Zip code)

(954) 364-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On April 4, 2003, Technical Olympic USA, Inc. amended its revolving credit facility to (i) increase the amount the company is permitted to borrow to the lesser of (i) $305.0 million or (ii) its borrowing base (calculated in accordance with the revolving credit facility agreement) minus its outstanding senior debt and (ii) increase the amount of the letter of credit subfacility to $80.0 million. In addition, the company will have the right to increase the size of the facility to provide for up to an additional $20.0 million of revolving loans, subject to meeting certain requirements.

Item 7. Financial Statements and Exhibits

99.1	Preliminary unaudited operating information.

Item 9. Regulation FD Disclosure

     On April 11, 2003, Technical Olympic USA, Inc. announced certain preliminary unaudited operating information

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 11, 2003
TECHNICAL OLYMPIC USA, INC.

/s/ RANDY L. KOTLER

Randy L. Kotler Chief Accounting Officer

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